UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2020

GCP Applied Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-37533	47-3936076
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

62 Whittemore Avenue Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 876-1400

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On August 3, 2020, GCP Applied Technologies Inc. (the “Company”) appointed Craig A. Merrill, age 56, as Chief Financial Officer. Mr. Merrill will also serve as the Company’s principal financial officer. Prior to his promotion in October 2019 to interim Chief Financial Officer, Mr. Merrill served as the Company’s Vice President, Finance, Analytics and Strategy and prior to that he served as the Company’s Vice President, Global Marketing and Vice President & General Manager, Global Cement and Emerging Markets following the Company’s separation from W.R. Grace & Co. in 2016. At W.R. Grace & Co., Mr. Merrill served as Vice President & General Manager in the Specialty Construction Chemicals division prior to the commencement of his service with the Company. Mr. Merrill began his career at W.R. Grace & Co. in 1990.

As Chief Financial Officer, Mr. Merrill will be paid an annual base salary of $400,000 and will be eligible to receive an annual target bonus of up to 65% of his base salary. In connection with his appointment, Mr. Merrill will also receive a long-term incentive award split equally based on a value of $75,000 on the date of grant, in the form of performance-based units, that will vest after a three-year performance period that began in January 2020 and which will cliff vest shortly after the conclusion of such performance period subject to certification of the performance goal as determined by the Compensation Committee of the Board of Directors and restricted stock units, subject to vesting in three annual, substantially equal installments commencing on the first anniversary of the grant date. The Company also expects to enter into a change in control severance agreement with Mr. Merrill in the form adopted on July 29, 2020, which is described below.

There are no (i) family relationships, as defined in Item 401 of Regulation S-K, between Mr. Merrill and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer, (ii) arrangements or understandings between Mr. Merrill and any other person pursuant to which Mr. Merrill was appointed as Chief Financial Officer of the Company or (iii) transactions in which Mr. Merrill has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(e)

GCP Form of Change in Control Severance Agreement

On July 29, 2020, the Company adopted a form of change in control severance agreement (“CIC Severance Agreement”). The CIC Severance Agreement, which renews automatically unless the Company elects not to renew, generally provides that, in the event of the involuntary termination of the executive officer’s employment by the Company without cause or by the executive officer for good reason within 12 months following a change-in-control, subject to the execution of a release in favor of the Company and a restrictive covenants agreement, including non-competition and non-solicitation provisions, he or she will generally receive (i) a severance payment equal to one and a half times the sum of his or her annual base salary and his or her target annual incentive compensation, (ii) a pro rata portion of his or her target annual incentive compensation for the year of termination, (iii) same or substantially outplacement services as those generally offered to the Company’s executive officers and (iv) medical, dental and vision benefits substantially similar to those he or she received prior to termination for 12 months following termination. Cash severance payments under the CIC Severance Agreement will generally be paid in a single lump-sum after termination of employment.

The foregoing description of the form of CIC Severance Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of the CIC Severance Agreement.

GCP Amended and Restated Equity Incentive Plan

On July 29, 2020, the Compensation Committee of the Board of Directors of the Company adopted and approved an amendment and restatement of the Company’s Equity and Incentive Plan (as so amended and restated, the “Plan”). The Plan revises the definition of a change in control that will be applicable to awards granted after the date of adoption of the Plan.

Item 7.01	Regulation FD Disclosure.

On August 4, 2020, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereto, announcing the appointment of Craig Merrill as Chief Financial Officer of the Company.

The information in Item 7.01 of this current report including Exhibit 99.1 attached hereto, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated August 4, 2020

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.
(Registrant)

By:	/s/ James E. Thompson
James E. Thompson
Vice President, General Counsel and Secretary

Date: August 4, 2020